EXHIBIT 21

                                 SUBSIDIARIES OF REGISTRANT AT DECEMBER 31, 2001



                                  UNICORP, INC.
                           SUBSIDIARIES OF REGISTRANT


SUBSIDIARY                                  ORGANIZED UNDER THE LAWS OF:
Med-X Systems, Inc.                                   Texas
Marcap International, Inc.                            Texas
Texas Nevada Oil and Gas Company (1)*                 Texas
The Laissez-Faire Group, Inc.                         Texas

       (1)  As of January 17, 2002 ceased to be a wholly owned subsidiary